Exhibit 99.1

B2Digital Acquires Club Fitness of Birmingham, Expanding Gym Network to Five Locations

TAMPA, FL, May 20, 2020 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital, Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is pleased to announce the closing of the Company’s Business Purchase Agreement (the “Agreement”) to acquire all of the equity, assets, and interests of Club Fitness, Inc. (“Club Fitness”), an Alabama Corporation located in the Birmingham, Alabama Area.

According to the Agreement, the purchase of Club Fitness includes full ownership of all of the business assets of Club Fitness, including all of its customer relationships, revenue streams, infrastructure, equipment and the fitness facility equipment.

This fitness facility will become the fifth “One More Gym” location, to be owned and operated by B2Digital as a fitness and fighter training facility linked to the Company’s B2 Fighting Series combat sports brands. The Company plans to renovate the facility and add Jiu-Jitsu, Boxing, and MMA instruction areas to integrate it fully into the B2 Training Facilities Network.

The Company continues to seek to drive long-term shareholder value by cultivating the strong synergy between its B2 Fighting Series and One More Gym brands, creating an ecosystem for fighter development, as well as a high-impact marketing channel targeting aspiring fighters and MMA fans.

“The Birmingham area has great potential for the B2 brand,” commented Greg P. Bell, Chairman & CEO of B2Digital. “This location should fit into our model hand-in-glove given our existing branding footprint in the region and its overall potential as a high-quality training facility location. This acquisition continues to make good on our stated plan to acquire 1-2 new gyms each quarter to drive and increased our revenue growth for B2. We continue to anticipate brand-derived revenue growth for each acquired gym leading to continued overall performance in the business over the short-, intermediate-, and long-term horizons.”

About B2Digital Inc.
With extensive background in entertainment, television, video, and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.b2digitalotc.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com

2